                                AMENDMENT NO. 10
                           TO THE AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN

                                (CLASS R SHARES)

      The Amended and Restated Master Distribution Plan (the "Plan"), dated as of August 18, 2003, pursuant to Rule 12b-1, is hereby amended, effective October 28, 2005, as follows:

      WHEREAS, the parties desire to amend the Plan to reflect the addition of AIM Income Allocation Fund, AIM International Allocation Fund and AIM Global Equity Fund;

      NOW THEREFORE, Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                            THE AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                                (CLASS R SHARES)

                         (DISTRIBUTION AND SERVICE FEES)

      The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for the Class R Shares of each Portfolio designated below, a Distribution Fee and a Service Fee determined by applying the annual rate set forth below as to the Class R Shares of each Portfolio to the average daily net assets of the Class R Shares of the Portfolio for the plan year. Average daily net assets shall be computed in a manner used for the determination of the offering price of the Class R Shares of the Portfolio.

                                              MINIMUM
                                               ASSET
AIM EQUITY FUNDS                               BASED    MAXIMUM    MAXIMUM
----------------                               SALES    SERVICE   AGGREGATE
PORTFOLIO - CLASS R SHARES                    CHARGE      FEE        FEE
                                              -------   -------   ---------
AIM Aggressive Growth Fund                     0.25%     0.25%     0.50%
AIM Blue Chip Fund                             0.25%     0.25%     0.50%
AIM Capital Development Fund                   0.25%     0.25%     0.50%
AIM Charter Fund                               0.25%     0.25%     0.50%
AIM Constellation Fund                         0.25%     0.25%     0.50%
AIM Diversified Dividend Fund                  0.25%     0.25%     0.50%
AIM Large Cap Basic Value Fund                 0.25%     0.25%     0.50%
AIM Large Cap Growth Fund                      0.25%     0.25%     0.50%
AIM Mid Cap Growth Fund                        0.25%     0.25%     0.50%
AIM Weingarten Fund                            0.25%     0.25%     0.50%

                                              MINIMUM
                                               ASSET
AIM FUNDS GROUP                                BASED    MAXIMUM    MAXIMUM
---------------                                SALES    SERVICE   AGGREGATE
PORTFOLIO - CLASS R SHARES                    CHARGE      FEE        FEE
                                              -------   -------   ---------
AIM Basic Balanced Fund                        0.25%     0.25%      0.50%
AIM Mid Cap Basic Value Fund                   0.25%     0.25%      0.50%
AIM Premier Equity Fund                        0.25%     0.25%      0.50%
AIM Small Cap Equity Fund                      0.25%     0.25%      0.50%

                                              MINIMUM
                                               ASSET
AIM GROWTH SERIES                              BASED    MAXIMUM    MAXIMUM
-----------------                              SALES    SERVICE   AGGREGATE
PORTFOLIO - CLASS R SHARES                    CHARGE      FEE        FEE
                                              -------   -------   ---------
AIM Basic Value Fund                           0.25%     0.25%     0.50%
AIM Conservative Allocation Fund               0.25%     0.25%     0.50%
AIM Global Equity Fund                         0.25%     0.25%     0.50%
AIM Growth Allocation Fund                     0.25%     0.25%     0.50%
AIM Income Allocation Fund                     0.25%     0.25%     0.50%
AIM International Allocation Fund              0.25%     0.25%     0.50%
AIM Mid Cap Core Equity Fund                   0.25%     0.25%     0.50%
AIM Moderate Allocation Fund                   0.25%     0.25%     0.50%
AIM Moderate Growth Allocation Fund            0.25%     0.25%     0.50%
AIM Moderately Conservative Allocation Fund    0.25%     0.25%     0.50%
AIM Small Cap Growth Fund                      0.25%     0.25%     0.50%

                                              MINIMUM
                                               ASSET
AIM INTERNATIONAL MUTUAL FUNDS                 BASED    MAXIMUM    MAXIMUM
------------------------------                 SALES    SERVICE   AGGREGATE
PORTFOLIO - CLASS R SHARES                    CHARGE      FEE        FEE
                                              -------   -------   ---------
AIM European Growth Fund                       0.25%     0.25%      0.50%
AIM International Core Equity Fund             0.25%     0.25%      0.50%
AIM International Growth Fund                  0.25%     0.25%      0.50%

                                              MINIMUM
                                               ASSET
AIM INVESTMENT FUNDS                           BASED    MAXIMUM    MAXIMUM
--------------------                           SALES    SERVICE   AGGREGATE
PORTFOLIO - CLASS R SHARES                    CHARGE      FEE        FEE
                                              -------   -------   ---------
AIM Trimark Endeavor Fund                      0.25%     0.25%      0.50%
AIM Trimark Fund                               0.25%     0.25%      0.50%
AIM Trimark Small Companies Fund               0.25%     0.25%      0.50%

                                              MINIMUM
                                               ASSET
AIM INVESTMENT SECURITIES FUNDS                BASED    MAXIMUM    MAXIMUM
-------------------------------                SALES    SERVICE   AGGREGATE
PORTFOLIO - CLASS R SHARES                    CHARGE      FEE        FEE
                                              -------   -------   ---------
AIM Global Real Estate Fund                    0.25%     0.25%      0.50%
AIM Income Fund                                0.25%     0.25%      0.50%
AIM Intermediate Government Fund               0.25%     0.25%      0.50%
AIM Money Market Fund                          0.25%     0.25%      0.50%
AIM Real Estate Fund                           0.25%     0.25%      0.50%
AIM Short Term Bond Fund                       0.25%     0.25%      0.50%
AIM Total Return Bond Fund                     0.25%     0.25%     0.50%"

                                              MINIMUM
                                               ASSET
AIM SECTOR FUNDS                               BASED    MAXIMUM    MAXIMUM
----------------                               SALES    SERVICE   AGGREGATE
PORTFOLIO - CLASS R SHARES                    CHARGE      FEE        FEE
                                              -------   -------   ---------
AIM Leisure Fund                               0.25%     0.25%      0.50%

                                              MINIMUM
                                               ASSET
AIM STOCK FUNDS                                BASED    MAXIMUM    MAXIMUM
---------------                                SALES    SERVICE   AGGREGATE
PORTFOLIO - CLASS R SHARES                    CHARGE      FEE        FEE
                                              -------   -------   ---------
AIM Dynamics Fund                              0.25%     0.25%      0.50%
AIM Small Company Growth Fund                  0.25%     0.25%      0.50%

All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated:  October 28, 2005

                                       3